Exhibit 99.1
Hanesbrands Inc.
1000 E. Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-4400

news release
FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	Brian Lantz, (336) 519-7130
HANESBRANDS INC. ANNOUNCES LATEST PROGRESS IN SUPPLY CHAIN STRATEGY TO
BALANCE GLOBAL PRODUCTION AND FURTHER IMPROVE COST COMPETITIVENESS
Additional Streamlining Consolidates Production into Fewer and Bigger Facilities,
Increases Alignment of Sewing Production in Asia
Winston-Salem, N.C. (Sept. 24, 2008) — Hanesbrands Inc. (NYSE: HBI) announced today continued progress in executing its consolidation and globalization cost-reduction strategy, which includes increasing production in Asia.
The latest supply chain streamlining, expected to be completed by the end of summer 2009, will consolidate production through nine plant closures in five countries in the Western Hemisphere, affecting approximately 8,100 employees. It also will complete the migration of the company’s large knit-fabric textile production from the United States.
“We are making significant progress in expanding our supply chain production capability in Asia and consolidating into fewer, larger facilities located in lower-cost countries around the world,” Hanesbrands Chief Executive Officer Richard A. Noll said. “Globalizing our supply chain, and eventually balancing production between Asia and the Western Hemisphere, is a critical plank in our strategic efforts to reduce costs, improve product flow and increase our competitiveness.”
By the end of 2008, Hanesbrands is expected to substantially close seven plants — a sewing plant in El Salvador, affecting 2,600 employees; a sewing plant in Honduras, affecting 1,250 employees; a sewing plant in Costa Rica, affecting 1,250 employees; and two yarn plants, a knit-fabric textile plant and an inventory storage warehouse in the United States, affecting 745 employees.
By the end of summer 2009, the company expects to also close a sewing plant in Mexico, affecting 1,650 employees, and close its last large knit-fabric textile plant in the United States, affecting 600 employees.

Hanesbrands Inc. Announces Latest Progress in Supply Chain Strategy to Balance
Global Production and Further Improve Cost Competitiveness — Page 2
Hanesbrands expects to incur restructuring and related charges for these nine plant actions, including severance and contract termination costs, accelerated depreciation of fixed assets and inventory write-offs, totaling approximately $76 million, of which approximately two-thirds are expected to be incurred in the third quarter of 2008. With these charges, Hanesbrands will have taken approximately $204 million out of the $250 million in restructuring charges the company has said it expects to incur in the three years following the spinoff.
“In addition to improving cost competitiveness, these moves will lay the foundation for completing our Asia build out and improve the alignment of our sewing operations with our end-state flow of textiles,” said Gerald Evans, Hanesbrands president, chief global supply chain officer. “We regret that employees will be affected by this production streamlining, but our supply chain globalization is necessary to strengthen our overall company and keep us competitive around the world.”
The textile production from the latest closings will be absorbed into existing textile plants in Central America. Hanesbrands has expanded its fabric production capability offshore in the Western Hemisphere. The company has reached planned fabric production levels at its textile facilities in the Dominican Republic and El Salvador, with further expansion planned in Central America.
Most of the sewing production from the Central American plants that will close will be moved to the company’s new Asian facilities. Hanesbrands has opened or acquired four sewing plants in the past two years — two in Thailand and two in Vietnam. Hanesbrands expects to increase its workforce in Asia from 4,000 today to 6,000 by the end of 2008.
“Our startup of supply chain operations in Asia is progressing very well,” Evans said. “Since acquiring our first sewing operation in Chonburi, Thailand, in 2006, we have doubled production at that plant with the same number of operators, as we bring to bear our production and plant operations expertise. Operations in Vietnam are starting very fast with excellent quality from a very capable workforce.”
The company is also constructing a textile fabric plant in Nanjing, China, which is expected to begin the ramp up of production in 2009 to supply fabric to the company’s expanding Asian sewing network.
2008 Actions by Country
In El Salvador, the company is ceasing most production this week at its Pedregal sewing plant near San Salvador, affecting approximately 1,900 employees. All production is expected to end by the end of the first quarter in 2009, affecting another 700 employees.
In Costa Rica, the company has ceased production at its Industria Textileras sewing plant in Cartago, near San Jose, affecting approximately 1,250 employees.

Hanesbrands Inc. Announces Latest Progress in Supply Chain Strategy to Balance
Global Production and Further Improve Cost Competitiveness — Page 3
In Honduras, the company will cease production by the end of the year at its intimate apparel sewing plant in Choloma, near San Pedro Sula, affecting approximately 1,250 employees.
In the United States, production will cease this week at the company’s knit-fabric textile plant in Forest City, N.C., which has 470 employees, and at its yarn plant in Gastonia, N.C., which has 140 employees. Operations at the company’s sheer hosiery inventory warehouse in Rockingham, N.C., which has 15 employees, are expected to end by the end of November. Production is expected to end by the end of the year at the company’s yarn plant in Eden, N.C., affecting 120 employees.
The company will provide severance benefits and career transition assistance to employees. “We will work diligently to assist our employees in their transition,” Evans said. “These moves are a result of our strategy to compete in the global marketplace and are unrelated to the quality of work of our employees at these facilities. We have an outstanding workforce around the globe, and the employees at these facilities are very talented.”
2009 Actions by Country
The following plants are expected to close by the end of summer 2009.
In Mexico, the company expects to close its San Pedro, Coahuila, sewing plant, affecting 1,650 employees.
In the United States, the company expects to close its knit-fabric textile plant in Eden, N.C., affecting approximately 600 employees.
Hanesbrands Inc.
Hanesbrands Inc. is a leading marketer of innerwear, outerwear and hosiery apparel under strong consumer brands, including Hanes, Champion, Playtex, Bali, Just My Size, barely there and Wonderbra. The company designs, manufactures, sources and sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casual wear and active wear. Hanesbrands has approximately 50,000 employees in more than 25 countries. More information about Hanesbrands Inc. may be found on the internet at http://www.hanesbrands.com.
Cautionary Statement Concerning Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding the benefits expected from facility closures, our long-term goals, and trends associated with our business. These forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements.

Hanesbrands Inc. Announces Latest Progress in Supply Chain Strategy to Balance
Global Production and Further Improve Cost Competitiveness — Page 4
These risks and uncertainties include the following: our ability to migrate our production and manufacturing operations to lower-cost countries around the world; our ability to effectively implement other components of our business strategy; costs and adverse publicity from violations of labor or environmental laws by us or our suppliers; our ability to successfully manage adverse changes in social, political, economic, legal and other conditions affecting our foreign operations; retailer consolidation and other changes in the apparel essentials industry; our ability to keep pace with changing consumer preferences; loss of or reduction in sales to, or financial difficulties experienced by, any of our top customers; fluctuations in the price or availability of cotton, oil or labor; inflationary pressure on or general economic conditions affecting consumer demand; our debt and debt-service requirements that restrict our operating and financial flexibility and impose interest and financing costs; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including the 2007 Annual Report on Form 10-K, 2008 quarterly reports on Form 10-Q and current reports on Form 8-K, registration statements, press releases and other communications. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
# # #